EXHIBIT 3.1

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF COHERUS BIOSCIENCES, INC.

Coherus BioSciences, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), hereby certifies as follows:

1.The name of this corporation is Coherus BioSciences, Inc., and the original Certificate of Incorporation of the corporation was filed under the corporation’s original name, BioGenerics, Inc., with the Secretary of State of the State of Delaware on September 29, 2010. The Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 1, 2011. The Second Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 23, 2012. The Certificate of Amendment of the Second Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 18, 2012. The Third Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 14, 2012. The Certificate of Amendment to the Third Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 12, 2013. The Fourth Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on February 12, 2014. The Fifth Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on May 9, 2014. The Sixth Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on November 5, 2014. The Seventh Amended and Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on November 12, 2014 (the “Existing Certificate”).

2.This Certificate of Amendment amends the provisions of the Existing Certificate to change the corporation’s name from “Coherus BioSciences, Inc.” to “Coherus Oncology, Inc.” and has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

3.Article I of the Existing Certificate is hereby amended and restated in its entirety as follows:

“ARTICLE I

The name of the corporation is Coherus Oncology, Inc. (the “Corporation”).”

4.This Certificate of Amendment shall become effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

All other provisions of the Existing Certificate shall remain in full force and effect.

IN WITNESS WHEREOF, this corporation has caused this Certificate of Amendment to be signed by Dennis M. Lanfear, its Chief Executive Officer, this 29th day of May, 2025.

By	/s/ Dennis M. Lanfear
Name:	Dennis M. Lanfear
Title:	Chief Executive Officer